UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2015

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2015, Acucela Inc. (the “Company”) entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with several holders of the Company’s common stock listed therein (the “Holders”) pursuant to which the Holders became entitled to certain customary registration rights.

Under the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement ( the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of all 7,752,425 shares of the Company’s common stock held by Holders.

The Company has agreed to use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of: (i) the date on which all of the shares of the Company’s common stock subject to Registration Statement have been publicly sold by the Holders, or (ii) the three year anniversary of the effective date of the Registration Statement. The Company may, under certain circumstances, suspend the availability of the Registration Statement for one or more periods not to exceed 45 consecutive days in any 90 day period and for an aggregate of 90 days in any 365 day period.

The foregoing summary of the Registration Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to a complete copy of the Registration Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10.1	Description Registration Rights Agreement dated November 26, 2015, between Acucela Inc., and the several stockholders signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.
Dated:	November 27, 2015

/s/ John Gebhart
John Gebhart
Chief Financial Officer